Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Management Incentive Plan of Hornbeck Offshore Services, Inc. of our report dated March 24, 2026, with respect to the consolidated financial statements of Hornbeck Offshore Services, Inc. included in the Current Report (Form 8-K) of Hornbeck Offshore Services, Inc. (formerly Helix Energy Solutions Group, Inc.) filed with the Securities and Exchange Commission on September 1, 2026.

/s/ Ernst & Young LLP

New Orleans, Louisiana
September 1, 2026